UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2025

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3701 Wayzata Boulevard

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 947-7777

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.05 per share	RGS	The Nasdaq Global Select Market
Rights to Purchase Series A Junior Participating Preferred Stock, $0.05 par value	RGS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On January 27, 2025, Regis Corporation (the “Company”) entered into Amendment No. 1 (the “Amendment”) to that certain Tax Benefits Preservation Plan, dated as of January 29, 2024 (the “Plan”), by and between the Company and Equiniti Trust Company, LLC, as rights agent.

The Amendment extends the expiration date of the Plan (the “Extension”) from January 29, 2025, to January 29, 2028 (subject to other earlier termination events, as enumerated in Section 7(a) of the Plan).

Pursuant to the terms of the Plan, the Company will submit the Extension to its shareholders for ratification at the next annual or special meeting of its shareholders.

The Plan is described in and included as exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2024. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated into this Item 3.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description
4.1	Amendment No. 1 to Tax Benefits Preservation Plan, dated as of January 27, 2025, by and between Regis Corporation and Equiniti Trust Company, LLC.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

/s/ Kersten D. Zupfer
Name: Kersten D. Zupfer
Date: January 28, 2025	Title: Executive Vice President and Chief Financial Officer

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